Exhibit 5.1

Hunton Andrews Kurth LLP Fountain Place 1445 Ross Avenue Suite 3700 Dallas, Texas 75202-2799 Tel 214 • 979 • 3000 Fax 214 • 880 • 0011

June 4, 2025

MetroCity Bankshares, Inc.
5114 Buford Highway
Doraville, Georgia 30340

Re:           Registration Statement on Form S-4 (Registration No. 333-287567)

Ladies and Gentlemen:

We have acted as special counsel to MetroCity Bankshares, Inc., a Georgia corporation (“MetroCity”), in connection with its Registration Statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) initially filed by MetroCity with the Securities and Exchange Commission (the “Commission”) on May 23, 2025 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of up to an aggregate of 3,384,588 shares (the  “Shares”) of common stock, par value $0.01 per share, of MetroCity to be issued in connection with the transactions contemplated by the Agreement and Plan of Reorganization, dated as of March 16, 2025 (the “Reorganization Agreement”), by and among MetroCity, First IC Corporation, a Georgia corporation (“First IC”), Metro City Bank, a Georgia state-chartered bank and wholly owned subsidiary of MetroCity, and First IC Bank, a Georgia state-chartered bank and wholly owned subsidiary of First IC, pursuant to which First IC will merge with and into MetroCity, with MetroCity continuing as the surviving corporation.

This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Reorganization Agreement; (ii) the Registration Statement; (iii) the Restated Articles of Incorporation of MetroCity, as amended to date; (iv) the Amended and Restated Bylaws of MetroCity, as amended to date; (v) certain resolutions adopted by the Board of Directors of MetroCity; and (vi) such other documents and records as we have deemed necessary and relevant for the purposes hereof.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

ATLANTA  AUSTIN  BANGKOK BEIJING  BOSTON  BRUSSELS  CHARLOTTE  DALLAS  DUBAI  HOUSTON
LONDON LOS  ANGELES  MIAMI  NEW YORK  RICHMOND  SAN FRANCISCO  TOKYO  TYSONS  WASHINGTON, DC
www.Hunton.com

June 4, 2025

As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of MetroCity and (ii) statements and certifications of public officials and others.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations noted herein, we are of the opinion that the Shares have been duly authorized for issuance and, when the Registration Statement has been declared effective by order of the Commission and the Shares have been issued upon the terms and conditions, and for the consideration, set forth in the Reorganization Agreement, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement referred to above and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated. The opinions expressed herein are rendered as of the date hereof and constitute statements of our professional legal judgment and do not constitute a warranty or guaranty of any matter. We expressly disclaim any obligation to advise you of any changes of law or facts that may hereafter come or be brought to our attention which would alter the opinions herein set forth.

Sincerely,

/s/ Hunton Andrews Kurth LLP